EXHIBIT 21.1   SUBSIDIARIES OF THE REGISTRANT
------------   ------------------------------

                                              Jurisdiction of          % of Voting
                                              Incorporation or         Securities
Name of Corporation                             Organization            Held (2)
----------------------------------------      ----------------        -----------

Amcorp, Inc.                                  Delaware                       100%
  The Amalgamated Sugar Company               Utah                           100
  Amalgamated Research, Inc.                  Idaho                          100

Valcor, Inc.                                  Delaware                       100
  Medite Corporation                          Delaware                       100
  CompX International Inc.                    Delaware                       100
    Waterloo Furniture Components Limited     Canada                         100
  Sybra, Inc.                                 Michigan                       100

Other wholly-owned
  Valmont Insurance Company                   Vermont                        100
    New England Insurance Services Company    Vermont                        100
  Henry Forks Financial, Inc.                 Delaware                       100
  Impex Realty Holding, Inc.                  Delaware                       100
  Medco FSC, Inc.                             U.S. Virgin Islands            100

NL Industries, Inc. (1)                       New Jersey                      56

Andrews County Holdings, Inc.                 Delaware                       100
  Waste Control Specialists LLC               Delaware                        50
    Greenhill Technologies Inc.               Delaware                        50

(1) Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 1996



    (File No. 1-640).

(2) Held by the Registrant or the indicated subsidiary of the Registrant.

























                                 22.1